Exhibit 99.1

Ingersoll Rand Reports First-Quarter 2021 Results
Record Double-Digit Organic Orders Growth; Raising 2021 Guidance
Important note: On February 29, 2020, Gardner Denver Holdings, Inc. closed on the acquisition of Ingersoll-Rand plc’s Industrial segment (“the Transaction”) and assumed the name Ingersoll Rand Inc. “Reported results” reflect the respective contributions from each company based on the close of the Transaction. For comparative purposes, management has also presented herein Supplemental Financial Information as if the Transaction was completed on January 1, 2018. All comparisons provided are on a year-over-year basis unless otherwise noted.
First-Quarter 2021 Highlights
(All comparisons against the first quarter of 2020 unless otherwise noted.)
Strong performance and transformation fueled by Ingersoll Rand Execution Excellence (IRX) drove the following:
•Reported revenues of $1.4 billion, up 95%, and up 17% (12% organically) as compared to prior year supplemental adjusted revenues
•Reported orders of $1.7 billion, up 124%, and up 29% (24% organically) as compared to prior year supplemental adjusted orders
•Reported net loss attributable to Ingersoll Rand of $90 million, or a loss of $0.21 per share, including $319 million of pre-tax loss from discontinued operations, amortization, restructuring and related business transformation costs, acquisition-related expenses and other adjustments, down 146% from prior year net loss attributable to Ingersoll Rand of $37 million
◦Adjusted income from continuing operations, net of tax of $192 million, or $0.45 per share
•Adjusted EBITDA of $293 million, up 57% from prior year supplemental adjusted EBITDA of $186 million, with a margin of 21.4%
•Reported operating cash flow from continuing operations of $123 million and free cash flow from continuing operations of $108 million, both including Transaction-related outflows of $10 million
•Liquidity of $2.6 billion as of March 31, 2021, including $1.6 billion of cash on hand and undrawn capacity of $1.0 billion under available credit facilities
Portfolio Optimization
•Completed the sale of a majority interest in High Pressure Solutions (“HPS”) business to American Industrial Partners on April 1, 2021; Ingersoll Rand received approximately $300 million in cash at closing (representing a 24x multiple of 2020 HPS segment adjusted EBITDA) and retained a 45% common equity interest in the business
•Announced the sale of the Specialty Vehicle Technologies (“SVT” or “Club Car®”) segment to Platinum Equity on April 12, 2021; the all-cash transaction is valued at $1.68 billion, which is approximately 12.1x 2020 SVT segment adjusted EBITDA, and is expected to be completed by the third quarter of 2021
2021 Revised Guidance, excluding Specialty Vehicle Technologies Segment
•Raising full-year 2021 revenue growth expectation, excluding SVT, to low double digits (up approximately 200 bps of organic growth from initial guidance) and raising adjusted EBITDA guidance, excluding SVT, to $1.12 billion to $1.15 billion (up approximately $45 million from initial guidance midpoint)
DAVIDSON, N.C. – April 28, 2021 – Ingersoll Rand Inc. (NYSE: IR) reported record double-digit organic orders and organic revenue growth in the first quarter of 2021.
Vicente Reynal, chief executive officer, stated, “Our strong first-quarter performance demonstrates our continued focus on executing our strategy, enabled by the transformative power of IRX. We continue to successfully navigate the rapidly changing landscape – from cautionary mode to growth mode as the economy and our markets recover. I want to thank our employees, who are shareholders, for their steadfast dedication to serving our customers, living our core values every day, and creating a culture of accountability and collaboration. This quarter, we substantially accelerated our portfolio transformation with the sale of a majority interest in our High Pressure Solutions business and agreement to sell Club Car for a total of approximately $2 billion. The proceeds from these transactions will create long-term value, including enabling significant organic and inorganic investment into our core business segments as we advance our growth strategies and expand our addressable market. As we build Ingersoll Rand into a leading employer of choice, I am proud of the strides we are making. Our recently released 2025

Diversity, Equity and Inclusion goals exemplify our continued commitment to making a positive impact for our employees around the globe. Thinking back to our Gardner Denver IPO in 2017, it is humbling and inspiring to reflect on all we have accomplished in a relatively short timeframe but even more exciting when we think about all the opportunity in front of us.”
First-Quarter 2021 Segment Review
(All comparisons against the first quarter of 2020 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Revenues of $914 million, up 81%, and up 15% (9% organically) as compared to prior year supplemental adjusted revenues
•Reported Orders of $1,042 million, up 84%, and up 17% (11% organically) as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $212 million, up 123%, and up 57% as compared to prior year supplemental segment adjusted EBITDA
•Reported Segment Adjusted EBITDA Margin of 23.1%, up 430 basis points and up 610 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, fueled by the use of IRX to drive execution and realization of Transaction synergies
•Core industrial end markets saw continued strong demand with orders up 17% as compared to prior year supplemental adjusted orders, including positive momentum across all major regions. Orders for total compressor offerings, which represent approximately 65% of the total segment, were up 20%+. Orders in Industrial Vacuum & Blowers and Power Tools and Lifting were both up low double digits.
Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Revenues of $216 million, up 91%, and up 12% (7% organically) as compared to prior year supplemental adjusted revenues
•Reported Orders of $258 million, up 97%, and up 18% (12% organically) as compared to prior year supplemental adjusted orders
•Reported Segment Adjusted EBITDA of $67 million, up 104% and up 26% as compared to prior year supplemental segment adjusted EBITDA
•Reported Segment Adjusted EBITDA Margin of 31.2%, up 210 basis points and up 350 basis points as compared to prior year supplemental segment Adjusted EBITDA margin, driven by revenue growth coupled with IRX execution to deliver synergies and productivity improvements
•Orders increased 18% as compared to supplemental adjusted orders driven primarily by continued strong double-digit growth from both medical pumps and the Dosatron product line, which serves niche end markets such as lab and life sciences, water treatment, food sanitation and animal health, as well as strong performance from the ARO product line, which largely serves core industrial end markets.
Specialty Vehicle Technologies Segment1: Club Car golf, utility and consumer low-speed vehicles
•Reported Revenues of $240 million, up 177%, and up 30% (29% organically) as compared to prior year supplemental adjusted revenues
•Reported Orders of $405 million, up 549%, and up 90% (89% organically) as compared to prior year supplemental adjusted orders
1 Beginning in Q2 2021, Ingersoll Rand will classify SVT as discontinued operations and will reclassify certain prior year amounts to conform to the current year presentation.

•Reported Segment Adjusted EBITDA of $48 million, up 242%, and up 162% as compared to prior year supplemental segment adjusted EBITDA of $18 million
•Reported Segment Adjusted EBITDA Margin was 20.1%, up 380 basis points and up 1,020 basis points as compared to prior year supplemental segment adjusted EBITDA margin, driven by strong revenue growth and the use of IRX to accelerate productivity initiatives
•Strong orders momentum, driven by record demand for consumer vehicles as well as growth in golf, commercial and aftermarket product offerings
Discontinued Operations
High Pressure Solutions business: diverse range of positive displacement pumps, integrated systems, consumables and associated aftermarket parts and services largely for use in the upstream oil and gas market
•Beginning in Q1 2021, Ingersoll Rand classified the HPS business as discontinued operations and has reclassified certain prior year amounts to conform to the current year presentation
Environmental, Social and Governance (ESG) Update
•Announced 2030 and 2050 Environmental goals to reduce the impact of operations and products on the environment, and support customers and partners in doing the same. These goals include achieving net-zero greenhouse gas emissions by 2050, reduction of water use by 17% by 2030 and achieving zero waste to landfill at >50% of current sites by 2030
•Announced 2025 Diversity, Equity and Inclusion goals to accelerate representation, career advancement and employee sense of belonging. These goals include an increase in under-represented talent in the U.S. workforce to at least 30% and an increase in global employment of women to at least 25%
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $2.6 billion. Free cash flow continues to increase. On a reported basis, Ingersoll Rand generated $123 million of cash flow from operating activities from continuing operations and invested $15 million in capital expenditures, resulting in free cash flow from continuing operations of $108 million, compared to cash flow from operating activities from continuing operations of $38 million and free cash flow from continuing operations of $30 million in the year-ago period. Operating cash flows from continuing operations in the first quarter of 2021 include outflows of approximately $10 million related to synergy delivery costs and stand-up related outflows. Net debt to supplemental adjusted EBITDA leverage was 1.9x for the first quarter, which was a 0.1x improvement as compared to prior quarter.
2021 Guidance, Excluding Specialty Vehicle Technologies Segment
The company is experiencing continued strong performance in 2021. As a result, Ingersoll Rand is raising its full-year 2021 revenue growth and Adjusted EBITDA guidance, excluding SVT, to the following:

Total Ingersoll Rand	Initial Guidance	SVT Removed	Revised Guidance
Revenue Growth	up HSD to LDD	(up MSD)	up LDD
FX Impact	up LSD (~3%)		up LSD (~2%)
Adjusted EBITDA	$1.23 - $1.26 billion	($150 - $160 million)	$1.12 - $1.15 billion
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the first-quarter results on Thursday, April 29, 2021 at 8 a.m. (Eastern Time). To participate in the call, please dial 1-844-200-6205, domestically, or 1-646-904-5544, internationally, and use conference ID, 833508, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.

Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the completed Transaction (the “Transaction”) between Ingersoll-Rand plc’s Industrial segment (“Ingersoll Rand Industrial”) and the Company (f/k/a Gardner Denver Holdings, Inc. or “Gardner Denver”) and the recently-announced sale of the SVT Segment to Platinum Equity (the “SVT Sale”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements, other than historical facts, including, but not limited to, statements regarding the expected benefits of the Transaction, including future financial and operating results and strategic benefits, the tax consequences of the Transaction, the combined company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions, the future impact of the ongoing coronavirus (COVID-19) pandemic on the Company’s business and any assumptions underlying any of the foregoing, are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic (2) unexpected costs, charges or expenses resulting from the Transaction; (3) uncertainty of the expected financial performance of the combined company following completion of the Transaction; (4) failure to realize the anticipated benefits of the Transaction, including as a result of delay in integrating the businesses of Gardner Denver and Ingersoll Rand Industrial; (5) the ability of the combined company to implement its business strategy; (6) difficulties and delays in the combined company achieving revenue and cost synergies; (7) inability of the combined company to retain and hire key personnel; (8) risks and uncertainties with respect to the proposed SVT Sale, including, without limitation, that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, or that the proposed transaction may not be completed on the terms or in the time frame expected by the Company, or at all; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; (11) actions by third parties, including government agencies; and (12) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other events outside of our control. Additional factors that could cause Ingersoll Rand’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Supplemental Adjusted EBITDA,” “Adjusted Net Income,” “Supplemental Further Adjusted Net Income,” “Supplemental Further Adjusted Diluted EPS,” “Adjusted Diluted EPS,” “Free Cash Flow,” “Supplemental Revenue” and “Incrementals/Decrementals.”
Ingersoll Rand believes Supplemental Revenue, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS and Supplemental Adjusted EBITDA are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they provide supplemental information about the Company’s financial performance on a combined basis as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS and Supplemental Revenue are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Supplemental Adjusted EBITDA represents Adjusted EBITDA as if the Transaction had occurred on January 1, 2018. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Supplemental Further Adjusted Net Income represents Adjusted Net Income as if the Transaction had occurred on January 1, 2018. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income and Supplemental Further Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Supplemental Further Adjusted Diluted EPS is defined as Supplemental Further Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding as if the Transaction had occurred on January 1, 2018. Supplemental Revenue represents revenue for the Company as if the Transaction had occurred on January 1, 2018. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Supplemental Revenue should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Adjusted EBITDA, Supplemental Adjusted EBITDA, Adjusted Net Income, Supplemental Further Adjusted Net Income, Supplemental Further Adjusted Diluted EPS, Adjusted Diluted EPS, Free Cash Flow and Supplemental Revenue to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Media:	Investor Relations:
Misty Zelent	Christopher Miorin
mzelent@irco.com	christopher.miorin@gardnerdenver.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2021	2020
Revenues	$1,369.8	$703.5
Cost of sales	854.4	485.8
Gross Profit	515.4	217.7
Selling and administrative expenses	270.7	147.2
Amortization of intangible assets	93.7	49.3
Impairment of intangible assets	—	—
Other operating expense, net	1.3	97.3
Operating Income (Loss)	149.7	(76.1)
Interest expense	23.1	27.1
Loss on extinguishment of debt	—	2.0
Other income, net	(2.5)	(0.2)
Income (Loss) from Continuing Operations Before Income Taxes	129.1	(105.0)
Provision (benefit) for income taxes	17.5	(67.0)
Income (Loss) from Continuing Operations	111.6	(38.0)
Income (loss) from discontinued operations, net of tax	(201.7)	1.2
Net Loss	(90.1)	(36.8)
Less: Net income attributable to noncontrolling interests	0.3	—
Net Loss Attributable to Ingersoll Rand Inc.	$(90.4)	$(36.8)

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$111.3	$(38.0)
Income (loss) from discontinued operations, net of tax	(201.7)	1.2
Net loss attributable to Ingersoll Rand Inc.	$(90.4)	$(36.8)

Basic earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.27	$(0.14)
Loss from discontinued operations	(0.48)	—
Net loss	(0.22)	(0.13)

Diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.26	$(0.14)
Loss from discontinued operations	(0.47)	—
Net loss	(0.21)	(0.13)

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,639.6	$1,750.9
Accounts receivable, net of allowance for doubtful accounts of $50.6 and $52.7, respectively	978.1	934.4
Inventories	832.5	785.3
Other current assets	199.3	199.7
Assets of discontinued operations	504.4	191.8
Total current assets	4,153.9	3,862.1
Property, plant and equipment, net of accumulated depreciation of $310.6 and $291.9, respectively	713.6	714.4
Goodwill	6,154.9	6,108.8
Other intangible assets, net	4,499.1	4,527.0
Deferred tax assets	16.5	16.1
Other assets	323.9	334.5
Assets of discontinued operations - long-term	—	495.7
Total assets	$15,861.9	$16,058.6
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$40.6	$40.4
Accounts payable	674.2	646.6
Accrued liabilities	754.8	769.8
Liabilities of discontinued operations	66.7	41.8
Total current liabilities	1,536.3	1,498.6
Long-term debt, less current maturities	3,823.2	3,859.1
Pensions and other postretirement benefits	266.3	274.8
Deferred income taxes	871.4	873.5
Other liabilities	339.0	353.3
Liabilities of discontinued operations - long-term	—	9.8
Total liabilities	$6,836.2	$6,869.1
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 420,864,854 and 420,123,978 shares issued as of March 31, 2021 and December 31, 2020, respectively	4.2	4.2
Capital in excess of par value	9,337.8	9,310.3
Accumulated deficit	(266.1)	(175.7)
Accumulated other comprehensive loss	(84.4)	14.2
Treasury stock at cost; 1,495,403 and 1,496,169 shares as of March 31, 2021 and December 31, 2020, respectively	(34.8)	(33.3)
Total Ingersoll Rand stockholders' equity	$8,956.7	$9,119.7
Noncontrolling interests	69.0	69.8
Total stockholders' equity	$9,025.7	$9,189.5
Total liabilities and stockholders' equity	$15,861.9	$16,058.6

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Month Period Ended March 31,
	2021	2020
Cash Flows From Operating Activities From Continuing Operations:
Net loss	$(90.1)	$(36.8)
Income (loss) from discontinued operations, net of tax	(201.7)	1.2
Income (loss) from continuing operations	111.6	(38.0)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	93.7	49.3
Depreciation	25.3	13.9
Stock-based compensation expense	23.3	3.4
Foreign currency transaction losses (gains), net	(18.1)	2.3
Deferred income taxes	(4.8)	(1.1)
Other non-cash adjustments	(0.4)	2.0
Changes in assets and liabilities:
Receivables	(53.6)	12.1
Inventories	(56.1)	(19.4)
Accounts payable	31.4	81.1
Accrued liabilities	(8.1)	(80.3)
Other assets and liabilities, net	(21.6)	12.7
Net cash provided by operating activities from continuing operations	122.6	38.0
Cash Flows From (Used In) Investing Activities From Continuing Operations:
Capital expenditures	(15.0)	(7.6)
Net cash acquired (paid) in business combinations	(202.5)	41.3
Disposals of property, plant and equipment	9.6	0.1
Net cash provided by (used in) investing activities from continuing operations	(207.9)	33.8
Cash Flows Used In Financing Activities From Continuing Operations:
Principal payments on long-term debt	(9.9)	(1,590.6)
Proceeds from long-term debt	—	1,586.0
Purchases of treasury stock	(3.0)	(0.8)
Proceeds from stock option exercises	5.1	2.7
Payments of contingent consideration	—	(0.7)
Payments of debt issuance costs	—	(37.5)
Payments of costs incurred to issue shares for Ingersoll Rand Industrial acquisition	—	(1.0)
Net cash used in financing activities from continuing operations	(7.8)	(41.9)
Cash Flows From (Used In) Discontinued Operations:
Net cash provided by (used in) operating activities	(0.3)	30.4
Net cash used in investing activities	(0.3)	(0.7)
Net cash provided by (used in) discontinued operations	(0.6)	29.7
Effect of exchange rate changes on cash and cash equivalents	(17.6)	(9.4)
Net increase (decrease) in cash and cash equivalents	(111.3)	50.2
Cash and cash equivalents, beginning of period	1,750.9	505.5
Cash and cash equivalents, end of period	$1,639.6	$555.7

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2021	2020
Net Loss	$(90.1)	$(36.8)
Income (Loss) from Discontinued Operations	(206.2)	9.3
Income (Loss) from Continuing Operations	111.6	(38.0)
Plus:
Provision for income taxes	17.5	(67.0)
Amortization of acquisition related intangible assets	88.0	45.9
Restructuring and related business transformation costs	2.7	39.1
Acquisition related expenses and non-cash charges	17.5	96.1
Stock-based compensation	23.3	2.9
Foreign currency transaction losses (gains), net	(18.1)	2.3
Loss on extinguishment of debt	—	2.0
Other adjustments	(1.0)	(0.6)
Minus:
Income tax provision, as adjusted	49.7	22.1
Adjusted Net Income	$191.8	$60.6

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS (LOSS) PER SHARE TO ADJUSTED EARNINGS PER SHARE
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended March 31,
	2021	2020
Diluted Loss Per Share (As Reported)[1]	$(0.21)	$(0.13)
Diluted Loss Per Share from Discontinued Operations (As Reported)[1]	(0.47)	—
Diluted Income (Loss) Per Share from Continuing Operations (As Reported)[1]	0.26	(0.14)
Plus:
Effect of Adjusted diluted shares	—	—
Provision for income taxes	0.04	(0.24)
Amortization of acquisition related intangible assets	0.21	0.16
Restructuring and related business transformation costs	0.01	0.14
Acquisition related expenses and non-cash charges	0.04	0.34
Stock-based compensation	0.05	0.01
Foreign currency transaction losses (gains), net	(0.04)	0.01
Loss on extinguishment of debt	—	0.01
Minus:
Income tax provision, as adjusted	0.12	0.06
Adjusted Diluted Earnings Per Share from Continuing Operations[2]	$0.45	$0.23

Average shares outstanding:
Basic, as reported	419.2	277.3
Diluted, as reported[3]	425.9	277.3
Adjusted diluted[2]	425.9	281.5
1 Basic and diluted (loss) earnings per share (as reported) are calculated by dividing net (loss) income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND
CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2021	2020
Net Income (Loss)	$(90.1)	$(36.8)
Income (loss) from discontinued operations	(206.2)	9.3
Income tax benefit (provision) from discontinued operations	4.5	(8.1)
Income (loss) from continuing operations, net of tax	111.6	(38.0)
Plus:
Interest expense	23.1	27.1
Provision for income taxes	17.5	(67.0)
Depreciation expense	22.5	12.7
Amortization expense	93.7	49.3
Restructuring and related business transformation costs	2.7	39.1
Acquisition related expenses and non-cash charges	17.5	96.1
Stock-based compensation	23.3	2.9
Foreign currency transaction losses (gains), net	(18.1)	2.3
Loss on extinguishment of debt	—	2.0
Other adjustments	(1.0)	(0.6)
Adjusted EBITDA	$292.8	$125.9
Minus:
Interest expense	23.1	27.1
Income tax provision, as adjusted	49.7	22.1
Depreciation expense	22.5	12.7
Amortization of non-acquisition related intangible assets	5.7	3.4
Adjusted Income from Continuing Operations, Net of Tax	$191.8	$60.6
Free Cash Flow from Continuing Operations:
Cash flows - operating activities	122.6	38.0
Minus:
Capital expenditures	15.0	7.6
Free Cash Flow from Continuing Operations	$107.6	$30.4

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(Unaudited; in millions)

	For the Three Month Period Ended March 31,
	2021	2020
Orders
Industrial Technologies and Services	$1,042.4	$567.5
Precision and Science Technologies	258.2	130.8
Specialty Vehicle Technologies	404.8	62.4
Total Orders	$1,705.4	$760.7
Revenue
Industrial Technologies and Services	$913.8	$504.0
Precision and Science Technologies	215.7	112.9
Specialty Vehicle Technologies	240.3	86.6
Total Revenue	$1,369.8	$703.5
Segment Adjusted EBITDA
Industrial Technologies and Services	$211.5	$94.8
Precision and Science Technologies	67.2	32.9
Specialty Vehicle Technologies	48.2	14.1
Total Segment Adjusted EBITDA	$326.9	$141.8
Less items to reconcile Segment Adjusted EBITDA to Income (Loss) from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$34.1	$15.9
Interest expense	23.1	27.1
Depreciation and amortization expense	116.2	62.0
Restructuring and related business transformation costs	2.7	39.1
Acquisition related expenses and non-cash charges	17.5	96.1
Stock-based compensation	23.3	2.9
Foreign currency transaction losses (gains), net	(18.1)	2.3
Loss on extinguishment of debt	—	2.0
Other adjustments	(1.0)	(0.6)
Income (Loss) from Continuing Operations Before Income Taxes	129.1	(105.0)
Provision (benefit) for income taxes	17.5	(67.0)
Income (Loss) from Continuing Operations	111.6	(38.0)
Income (loss) from discontinued operations, net of tax	(201.7)	1.2
Net Loss	$(90.1)	$(36.8)

Ingersoll Rand is providing the below unaudited supplemental historical financial information of the Company on a non-GAAP adjusted basis for the quarterly period ended March 31, 2020 as if the Transaction was completed on January 1, 2018, to assist investors in assessing Ingersoll Rand’s historical performance on a basis that includes the combined results of operations of both Gardner Denver Holdings, Inc. and Ingersoll-Rand plc’s Industrial segment. Ingersoll Rand management believes this unaudited supplemental historical financial information helps investors understand the long-term profitability trends of its newly combined business giving effect to the Transaction and facilitates comparisons of our profitability to prior and future periods and to our peers. The supplemental historical financial information herein may not be comparable to similarly titled measures reported by other companies. The High Pressure Solutions business met the criteria for assets held for sale during the first quarter of 2021 and therefore is presented as a discontinued operation and comparable prior periods are recast to reflect this change and its results have been excluded from the tables listed below.
•Tables 1: In Table 1, the Company presents its unaudited combined Supplemental Adjusted Orders, Supplemental Adjusted Revenues, Supplemental Adjusted EBITDA, and Supplemental Adjusted EBITDA Margin at both the consolidated Company level and segment levels for the period ended March 31, 2020 on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction. Additionally, the tables present unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS at the consolidated Company level.
•Table 2: In Table 2, the Company presents unaudited supplemental adjusted combined revenue growth/(decline), orders growth/(decline), and their components (including the non-GAAP measures of organic revenue growth/(decline), impact of foreign currency, and impact of acquisitions) on a basis that reflects the Transaction happening on January 1, 2018 and Ingersoll Rand’s new segment structure post-Transaction.
•Table 3: In Table 3, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income and unaudited Supplemental Adjusted Diluted EPS to unaudited Supplemental Further Adjusted Net Income and unaudited Supplemental Further Adjusted Diluted EPS (including a reconciliation from diluted shares outstanding to adjusted diluted shares outstanding).
•Table 4: In Table 4, the Company presents a reconciliation of unaudited Supplemental Adjusted Net Income to unaudited Supplemental Adjusted EBITDA and unaudited Supplemental Further Adjusted Net Income.
•Table 5: In Table 5, the Company presents unaudited Supplemental Adjusted Revenues by segment and a reconciliation of unaudited Supplemental Segment Adjusted EBITDA to unaudited Supplemental Adjusted Income Before Income Taxes at the consolidated Company level.
•Table 6: In Table 6, the Company presents a reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Adjusted EBITDA to Supplemental Segment Adjusted EBITDA.
•Table 7: In Table 7, the Company presents a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income.
•Table 8: In Table 8, the Company presents a reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS.

Table 1: Unaudited Supplemental Adjusted Combined Financial Information by Segment
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Dollars in millions, per share amounts in whole dollars)

For the Three Month Period Ended March 31, 2020
Ingersoll Rand
Supplemental Adjusted Orders	$1,321.0
Supplemental Adjusted Revenue (non-GAAP)	1,173.4
Supplemental Adjusted EBITDA (non-GAAP)	186.0
Supplemental Adjusted EBITDA Margin (non-GAAP)	15.9%
Supplemental Further Adjusted Net Income (non-GAAP)	92.3
Supplemental Further Adjusted Diluted EPS (non-GAAP)	$0.20

Industrial Technologies & Services
Supplemental Adjusted Orders	$889.4
Supplemental Adjusted Revenue (non-GAAP)	795.8
Supplemental Adjusted EBITDA (non-GAAP)	135.1
Supplemental Adjusted EBITDA Margin (non-GAAP)	17.0%

Precision & Science Technologies
Supplemental Adjusted Orders	$218.3
Supplemental Adjusted Revenue (non-GAAP)	192.2
Supplemental Adjusted EBITDA (non-GAAP)	53.3
Supplemental Adjusted EBITDA Margin (non-GAAP)	27.7%

Specialty Vehicle Technologies
Supplemental Adjusted Orders	$213.3
Supplemental Adjusted Revenue (non-GAAP)	185.4
Supplemental Adjusted EBITDA (non-GAAP)	18.4
Supplemental Adjusted EBITDA Margin (non-GAAP)	9.9%

Table 2: Unaudited Supplemental Adjusted Combined Revenue Growth/(Decline) and Orders Growth/(Decline) by Segment (1)
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
UNAUDITED SUPPLEMENTAL ADJUSTED REVENUE AND ORDER GROWTH / (DECLINE) BY SEGMENT

	For the Three Month Period Ended March 31, 2021
	Orders	Revenue
Ingersoll Rand
Organic growth (non-GAAP)	23.8%	11.6%
Impact of foreign currency (non-GAAP)	3.9%	3.7%
Impact of acquisitions (non-GAAP)	1.4%	1.4%
Total adjusted orders and revenue growth (non-GAAP)	29.1%	16.7%

Industrial Technologies & Services
Organic growth (non-GAAP)	11.0%	8.9%
Impact of foreign currency (non-GAAP)	4.4%	4.2%
Impact of acquisitions (non-GAAP)	1.8%	1.7%
Total adjusted orders and revenue growth (non-GAAP)	17.2%	14.8%

Precision & Science Technologies
Organic growth (non-GAAP)	12.4%	6.7%
Impact of foreign currency (non-GAAP)	4.7%	4.4%
Impact of acquisitions (non-GAAP)	1.2%	1.1%
Total adjusted orders and revenue growth (non-GAAP)	18.3%	12.2%

Specialty Vehicle Technologies
Organic growth (non-GAAP)	88.7%	28.7%
Impact of foreign currency (non-GAAP)	1.1%	0.9%
Impact of acquisitions (non-GAAP)	—%	—%
Total adjusted orders and revenue growth (non-GAAP)	89.8%	29.6%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.

Table 3: Reconciliation of Unaudited Supplemental Adjusted Net Income and Supplemental Adjusted Diluted EPS to Unaudited Supplemental Further Adjusted Net Income and Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF UNAUDITED SUPPLEMENTAL ADJUSTED NET INCOME AND
SUPPLEMENTAL ADJUSTED DILUTED EPS TO SUPPLEMENTAL FURTHER ADJUSTED NET INCOME AND
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EPS
(Dollars and Shares in millions, except per share amounts)

For the Three Month Period Ended March 31, 2020
Supplemental Adjusted Net Income	$6.1
Supplemental Adjusted Diluted Earnings Per Share	$0.01
Plus:
Adjusted amortization of acquisition related intangible assets (a)	$64.8
Adjusted acquisition related expenses and non-cash charges (b)	1.6
Adjusted restructuring and related business transformation costs (c)	41.7
Adjusted stock-based compensation	2.9
Adjusted foreign currency transaction losses, net	3.5
Adjusted other adjustments (d)	1.0
Minus:
Adjusted Income tax provisions, as adjusted (e)	29.3
Supplemental Further Adjusted Net Income	$92.3

Supplemental Further Adjusted Diluted Earnings Per Share	$0.20
Supplemental Adjusted Diluted Shares Outstanding	421.1

Table 4: Reconciliation of Unaudited Supplemental Adjusted Net Income to Unaudited Supplemental Adjusted EBITDA and Unaudited Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF SUPPLEMENTAL ADJUSTED NET INCOME TO
SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended March 31, 2020
Supplemental Adjusted Net Income	$6.1
Plus:
Adjusted interest expense	$35.2
Adjusted provision for income taxes	2.6
Adjusted depreciation expense	22.4
Adjusted amortization expense (a)	69.0
Adjusted acquisition related expenses and non-cash charges (b)	1.6
Adjusted restructuring and related business transformation costs (c)	41.7
Adjusted stock-based compensation	2.9
Adjusted foreign currency transaction losses, net	3.5
Adjusted other adjustments (d)	1.0
Supplemental Adjusted EBITDA	$186.0
Minus:
Adjusted interest expense	$35.2
Adjusted income tax provision, as adjusted (e)	31.9
Adjusted depreciation expense	22.4
Adjusted amortization of non-acquisition related intangible assets (a)	4.2
Supplemental Further Adjusted Net Income	$92.3

Table 5: Unaudited Supplemental Adjusted Revenue by Segment and a Reconciliation of Unaudited Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND A RECONCILIATION OF
SUPPLEMENTAL SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL ADJUSTED INCOME BEFORE INCOME TAXES
(Dollars in millions)

For the Three Month Period Ended March 31, 2020
Supplemental Adjusted Revenue
Industrial Technologies & Services	$795.8
Precision & Science Technologies	192.2
Specialty Vehicle Technologies	185.4
Total Supplemental Adjusted Revenue	$1,173.4
Supplemental Segment Adjusted EBITDA
Industrial Technologies & Services	$135.1
Precision & Science Technologies	53.3
Specialty Vehicle Technologies	18.4
Total Supplemental Segment Adjusted EBITDA	$206.8
Less items to reconcile Supplemental Segment Adjusted EBITDA to Supplemental Adjusted Income Before Income Taxes:
Adjusted corporate expenses not allocated to segments	$20.8
Adjusted interest expense	35.2
Adjusted depreciation and amortization expense	91.4
Adjusted acquisition related expenses and non-cash charges (b)	1.6
Adjusted restructuring and related business transformation costs (c)	41.7
Adjusted stock-based compensation	2.9
Adjusted foreign currency transaction losses, net	3.5
Adjusted other adjustments (d)	1.0
Supplemental Adjusted Income Before Income Taxes	$8.7

Table 6: Reconciliation of GAAP Revenue to Supplemental Adjusted Revenue by Segment and for the Company and Segment Adjusted EBITDA to Supplemental Segment Adjusted EBITDA
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION RECONCILIATION OF GAAP REVENUE TO SUPPLEMENTAL ADJUSTED REVENUE BY SEGMENT AND FOR THE COMPANY AND SEGMENT ADJUSTED EBITDA TO SUPPLEMENTAL SEGMENT ADJUSTED EBITDA
(Dollars in millions)

	For the Three Month Period Ended March 31, 2020
	GAAP Revenue	Adjustments (1)	Supplemental Adjusted Revenue
Segment
Industrial Technologies & Services	$504.0	$291.8	$795.8
Precision & Science Technologies	112.9	79.3	192.2
Specialty Vehicle Technologies	86.6	98.8	185.4
Total Company	$703.5	$469.9	$1,173.4

	Adjusted EBITDA	Adjustments (1)	Supplemental Adjusted EBITDA
Segment
Industrial Technologies & Services	$94.8	$40.3	$135.1
Precision & Science Technologies	32.9	20.4	53.3
Specialty Vehicle Technologies	14.1	4.3	18.4
Total Segments	$141.8	$65.0	$206.8
(1)For the quarter ended March 31, 2020, the “Adjustments” column represents the impact of two months (January and February 2020) of standalone legacy Ingersoll Rand Industrial Segment activity. As it relates to adjustments to Segment Adjusted EBITDA, these amounts are impacted by the newly merged Company's corporate costs, a portion of which is allocated to the business segments.

Table 7: Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Supplemental Adjusted EBITDA and Supplemental Further Adjusted Net Income
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA AND SUPPLEMENTAL ADJUSTED EBITDA AND SUPPLEMENTAL FURTHER ADJUSTED NET INCOME
(Dollars in millions)

For the Three Month Period Ended March 31, 2020
Net Loss (GAAP)	$(36.8)
Less: Income from Discontinued Operations, Net of Tax	1.2
Loss from Continuing Operations	(38.0)
Plus (1):
Interest expense	27.1
Benefit for income taxes	(67.0)
Depreciation expense	12.7
Amortization expense	49.3
Restructuring and related business transformation costs	39.1
Acquisition related expenses and non-cash charges	96.1
Stock-based compensation	2.9
Foreign currency transaction losses, net	2.3
Loss on extinguishment of debt	2.0
Other adjustments	(0.6)
Adjusted EBITDA (1)	125.9
Additional Segment Adjusted EBITDA Adjustments (2):
Industrial Technologies & Services	$40.3
Precision & Science Technologies	20.4
Specialty Vehicle Technologies	4.3
Incremental corporate expenses not allocated to segments	(4.9)
Supplemental Adjusted EBITDA	186.0
Minus:
Adjusted interest expense	35.2
Adjusted income tax provision, as adjusted	31.9
Adjusted depreciation expense	22.4
Adjusted amortization of non-acquisition related intangible assets	4.2
Supplemental Further Adjusted Net Income	$92.3
(1)These amounts have not been adjusted to reflect the pro forma impact of a full quarter of the newly combined Ingersoll Rand.
(2)These “Additional Segment Adjusted EBITDA Adjustments” represent the impact of two months (January and February of 2020) of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended March 31, 2020. The incremental corporate expenses not allocated to segments represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Table 8: Reconciliation of GAAP Diluted EPS to Supplemental Further Adjusted Diluted EPS
INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
SUPPLEMENTAL FURTHER ADJUSTED DILUTED EARNINGS PER SHARE
(Shares in millions, per share amounts in whole dollars)

For the Three Month Period Ended March 31, 2020
Diluted Loss Per Share (GAAP)	$(0.13)
Diluted Earnings Per Share from Discontinued Operations (GAAP)	—
Diluted Loss Per Share from Continuing Operations (GAAP)	(0.14)
Plus:
Effect of transaction (1)	0.04
Legacy Ingersoll Rand Industrial Segment's earnings (2)	0.14
Interest expense	0.06
Provision for income taxes	(0.16)
Depreciation expense	0.03
Amortization expense	0.12
Restructuring and related business transformation costs	0.09
Acquisition related expenses and non-cash charges	0.23
Stock-based compensation	0.01
Foreign currency transaction losses, net	0.01
Minus:
Adjusted interest expense	0.08
Adjusted income tax provision, as adjusted	0.09
Adjusted depreciation expense	0.05
Adjusted amortization of non-acquisition related intangible assets	0.01
Supplemental Further Adjusted Diluted Earnings Per Share	$0.20
Supplemental Adjusted Diluted Shares Outstanding	421.1
(1)This amount represents the impact of adjusting the GAAP weighted average shares outstanding for the period by the additional shares outstanding as if the acquisition of the Ingersoll Rand Industrial Segment was in effect for the entirety of the three month period ended March 31, 2020.
(2)The “Legacy Ingersoll Rand Industrial Segment's earnings” represent the impact of two months (January and February 2020) of standalone legacy Ingersoll Rand Industrial Segment activity in the three month period ended March 31, 2020. This line is inclusive of incremental corporate expenses not allocated to segments which represent additional corporate expenses incurred by the Company to operate the newly combined Ingersoll Rand.

Notes to Tables 3, 4, and 5 of the Adjusted Combined Financial Information
All supplemental financial information presented in this document represents the newly combined Ingersoll Rand giving effect to the Merger as if it happened on January 1, 2018.
(a)Amortization expense consisted of the following:

For the Three Month Period Ended March 31, 2020
Amortization of acquisition-related intangible assets	$64.8
Amortization of non-acquisition related intangible assets	4.2
Total amortization expense	$69.0
(b)Represents costs associated with successful and/or abandoned acquisitions, including third-party expenses, post-closure integration costs (including certain incentive and non-incentive cash compensation costs), and non-cash charges and credits arising from fair value purchase accounting adjustments. The US GAAP amounts for the quarter ended March 31, 2021 include amounts related to the acquisition of IRI that were excluded from the supplemental financial information for the quarter ended March 31, 2020, the impact of which may affect comparability. A reconciliation of IRI acquisition related expenses is as follows:

For the Three Month Period Ended March 31, 2021
Stand up costs for IRI acquisition	$6.6
Non-IRI related acquisition expense	10.9
Total Acquisition and other transaction related expenses and non-cash charges	$17.5
(c)Restructuring and related business transformation costs consisted of the following:

For the Three Month Period Ended March 31, 2020
Restructuring charges	$41.5
Severance, sign-on, relocation and executive search costs	0.1
Facility reorganization, relocation and other costs	0.1
Total restructuring and related business transformation costs	$41.7
(d)Adjusted other adjustments are comprised of the following items:
i.estimated environmental remediation costs and losses relating to a former production facility;
ii.certain expenses related to our initial public offering and secondary offerings;
iii.losses on the extinguishment of the Company's senior notes, extinguishment of a portion of the Company’s U.S. Term Loan, refinancing of the Company’s Original Dollar Term Loan Facility and the Company’s Original Euro Term Loan Facility and losses reclassified from accumulated other comprehensive income/(loss) into income related to the amendment of the interest rate swaps in conjunction with the debt repayment; and
iv.other individually immaterial miscellaneous adjustments.
(e)Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net Income and the removal of applicable discrete tax items. The tax effect of pre-tax items excluded from Adjusted Net Income is computed using the statutory tax rate related to the jurisdiction that was impacted by the adjustment after taking into account the impact of permanent differences and valuation allowances. The income tax provision, as adjusted for each of the periods presented below consists of the following:

For the Three Month Period Ended March 31, 2020
Provision for income taxes	$2.6
Tax impact of pre-tax income adjustments	29.3
Income tax provision, as adjusted	$31.9